Exhibit 99.1

EQT Appoints Jeremy Knop as New Chief Financial Officer

PITTSBURGH, July 20, 2023 /PRNewswire/ -- EQT Corporation (NYSE: EQT) today announced Jeremy Knop has been named Chief Financial Officer (“CFO”), following completion of the Company’s previously announced succession process. Mr. Knop, who previously served as the Company’s Executive Vice President of Corporate Development, will assume the CFO role effective July 24, 2023.

Mr. Knop has extensive experience in strategic decision making, investment management, capital allocation, M&A and transaction execution. In his previous role at EQT, Mr. Knop was responsible for leading EQT’s M&A strategy since joining the Company in January 2021. Prior to joining EQT, Mr. Knop was a Principal at The Blackstone Group focused on debt, mezzanine and private equity investing across the energy industry. While at Blackstone, his responsibilities included investment due diligence, execution, and portfolio management, including serving on the board of directors of various portfolio companies. Prior to joining Blackstone in 2012, Mr. Knop was an investment banker in the global natural resources group at Barclays. Mr. Knop received a BBA in Finance from Texas A&M University.

“Jeremy’s strategic, value-oriented mindset and deep understanding of our business instills great confidence that he will continue to drive value creation, strengthen our balance sheet, and ensure the realization of our long-term vision,” said EQT President and CEO, Toby Z. Rice. “His exceptional leadership skills and unwavering focus on our financial goals make him the ideal candidate to steer our Company toward continued success. Jeremy’s proven track record and dedication to leading purpose-driven teams make him an invaluable asset to our executive group, and we look forward to the impactful contributions he will undoubtedly make in his new role.”

Mr. Knop and outgoing CFO, David Khani, have worked closely together during their shared tenure at EQT on matters such as financial policy, capital allocation and hedging, which will support strategic continuity and a smooth transition. “We are immensely grateful for the contributions and legacy Dave has left on this Company,” said Rice. “His knowledge and experience during a unique time in EQT’s history, combined with a thoughtful approach and heart, made Dave a favorite of all who had the pleasure of working alongside him. On behalf of the entire board of directors, I want to thank Dave for his tremendous contributions to EQT.”

Investor Contact:

Cameron Horwitz

Managing Director, Investor Relations & Strategy

412.395.2555

Cameron.Horwitz@eqt.com

About EQT Corporation

EQT Corporation is a leading independent natural gas production company with operations focused in the cores of the Marcellus and Utica Shales in the Appalachian Basin. We are dedicated to responsibly developing our world-class asset base and being the operator of choice for our stakeholders. By leveraging a culture that prioritizes operational efficiency, technology and sustainability, we seek to continuously improve the way we produce environmentally responsible, reliable and low-cost energy. We have a longstanding commitment to the safety of our employees, contractors, and communities, and to the reduction of our overall environmental footprint. Our values are evident in the way we operate and in how we interact each day – trust, teamwork, heart, and evolution are at the center of all we do. To learn more, visit eqt.com.

Cautionary Statements

This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that do not relate strictly to historical or current facts, including those relating to expectations regarding the Company’s CFO transition and strategic and corporate objectives, are forward-looking and are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those expressed in such forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.